Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Huang Chao, Chief Financial Officer, of Addentax Group Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the annually report on Form 10-K of Addentax Group Corp. for the year ended March 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Addentax Group Corp.

Dated: June 29th, 2021

/s/ Huang Chao
Huang Chao
Chief Financial Officer, Treasurer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Addentax Group Corp. and will be retained by Addentax Group Corp. and furnished to the Securities and Exchange Commission or its staff upon request.